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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm, included in or made a part of this registration statement.


                                                     /s/ Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 4, 1996